                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934



         Date of Report (Date of earliest event reported):  May 6, 1998


                           NEUROMEDICAL SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   Delaware                          0-26984                     13-3526980
(State or other                   (Commission File No.)      (I.R.S. Employer
jurisdiction                                                 Identification No.)
of incorporation

   Two Executive Boulevard, Suite 306
          Suffern, New York                                      10901-4164
 (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (914) 368-3600

ITEM 5.
-------

      NEUROMEDICAL SYSTEMS ANNOUNCES FIRST QUARTER 1998 FINANCIAL RESULTS
      -------------------------------------------------------------------

     On May 6, 1998 Neuromedical Systems, Inc. ("NSI" or the "Company") announced results for its first quarter ending March 31, 1998.

     Revenues for the first quarter were $2,574,000, an increase of 56% from $1,651,000 for the first quarter of 1997. Revenue from European operations increased from $280,000 in the first quarter of 1997 to $1,059,000 in the first quarter of 1998 reflecting the Company's continued implementation of its business strategy in Europe of selling and leasing PAPNET-on-CyteTM systems directly to laboratory customers. United States revenue decreased from $993,000 in the first quarter of 1997 to $890,000 in the first quarter of 1998. This decrease reflects an impact on sales by a number of factors which include a significant reduction in sales and marketing expenditures, increased competitor activities, as well as the continued challenge surrounding cervical screening reimbursement. Revenues from Asia/Pacific operations increased from $378,000 in the first quarter of 1997 to $625,000 in the first quarter of 1998 reflecting a laboratory acquisition in Hong Kong during the second quarter of 1997.

     The Company reported a net loss for the first quarter of 1998 of $7,657,000, or $.25 per share, compared to a net loss of $9,725,000 or $.32 per share for the first quarter of 1997. The reduced net loss reflected increased revenue and reduced sales and marketing expenses. These items were partially offset by increased research and development costs, increased costs of sales associated with product sales, increased operating expenses associated with the acquisition of a laboratory in Hong Kong and increased general and administrative expenses associated with severance costs related to two former executives.

     Cash and cash equivalents used along with short-term investments redeemed for the first quarter of 1998 were $8,423,000 compared to $11,370,000, excluding the purchase of short-term investments, for the first quarter of 1997. The decreased use of cash and cash equivalents and short-term investments primarily reflects lower losses in the first quarter of 1998 compared to the first quarter of 1997. This decrease was offset by an increase in cash used for financing activities in the first quarter of 1998 compared with the first quarter of 1997 which was due to higher scheduled debt service payments and no proceeds from equity as compared with the first quarter of 1997.

     The Company anticipates continued growth throughout the year for orders of PAPNET-on-Cyte systems in Europe. In the United States, the Company continued laying the groundwork for a transition similar to the Company's European business strategy. Due to differences in the laboratory marketplace, reimbursement practice and the regulatory requirements the Company expects this transition will extend until at least the end of 1999.

     The Company also continued working diligently on the design and preparation for its anticipated primary screening clinical trial. Clinical sites have been identified and the

Company has received comments from the FDA on the protocol. The Company expects to begin multi-centered clinical trial during the third quarter of 1998. The trial is designed to include both conventional and liquid-based preparations, as well as high risk patients.

     Neuromedical Systems, Inc. focuses intelligent vision on medicine. NSI's first product, the PAPNET Testing System, helps the laboratory increase the accuracy of cervical screening by displaying potentially abnormal cells for review and analysis by a cytology professional. PAPNET testing is available through a network of laboratories nationwide. Laboratories, clinicians and patients interested in learning more about PAPNET testing or Neuromedical Systems, Inc. may call toll free at 1-800 PAPNET4 or visit NSI on the World Wide Web at http://www.nsix.com.


Safe Harbor Statement
---------------------

          Forward-looking statements discussed in this release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this release are forward-looking statements which reflect the Company's current views with respect to future events and financial performance, which include, but are not limited to, statements regarding the Company's plans and operations, management's assessments and decisions, marketing and promotion strategy, and discussions of product development and performance. The words, "believe", "expect", "anticipate", "estimate", "project" and similar expressions identify forward-looking statements, which speak only as of the date hereof. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated due to many factors, including, but not limited to, the Company's continuing negative cash flow, reliance on a single product, competition, dependence on key personnel, the impact on the Company of its territorial license agreements, dependence on patents and proprietary technology, government regulation of products and advertising, limited marketing and sales history, the impact of third-party reimbursement decisions, litigation and other risks detailed in the Company's Securities and Exchange Commission filings, including its 1997 Form 10-K and Exhibit 99.1 attached thereto. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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

[Insert RIDER1]


                           NEUROMEDICAL SYSTEMS, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                                MARCH 31,                 DECEMBER 31,
                                                                         -----------------------     ----------------------
                                                                                   1998                       1997
                                                                         -----------------------     ----------------------
                                                                                (unaudited)
ASSETS
          Cash and marketable securities                                 $           37,513,000      $          45,936,000
          Other current assets                                                        7,028,000                  6,203,000
          Property and equipment, net                                                11,156,000                 12,092,000
          Other assets                                                                2,108,000                  2,113,000
                                                                         -----------------------     ----------------------

                Total Assets                                             $           57,805,000      $          66,344,000
                                                                         =======================     ======================


LIABILITIES AND
STOCKHOLDERS' EQUITY
          Current liabilities                                            $           10,511,000      $          10,525,000
          Other liabilities                                                           7,446,000                  8,345,000
          Stockholders' equity                                                       39,848,000                 47,474,000
                                                                         -----------------------     ----------------------
                Total Liabilities and
                 Stockholders' Equity                                    $           57,805,000      $          66,344,000
                                                                         =======================     ======================

                           NEUROMEDICAL SYSTEMS, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                                     THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                         --------------------------------------------------
                                                                                   1998                       1997
                                                                         -----------------------     ----------------------

REVENUES                                                                 $            2,574,000      $           1,651,000
                                                                         -----------------------     ----------------------

COSTS AND EXPENSES
          Cost of sales                                                               3,120,000                  2,593,000
          Sales and marketing                                                         2,147,000                  5,478,000
          Research and development                                                    2,313,000                  1,948,000
          General and administrative                                                  2,750,000                  1,940,000
                                                                         -----------------------     ----------------------

                Total Costs and Expenses                                             10,330,000                 11,959,000
                                                                         -----------------------     ----------------------

          Other income (expense), net                                                    99,000                    583,000
                                                                         -----------------------     ----------------------

NET LOSS                                                                 $           (7,657,000)     $          (9,725,000)
                                                                         =======================     ======================

          Basic and diluted net loss per share                           $                (0.25)     $               (0.32)
                                                                         =======================     ======================

          Shares used in computation of net loss per share                           31,055,000                 30,825,000
                                                                         =======================     ======================

The filing of this Form 8-K by the Company is made pursuant to the Company's contractual obligations under Section 6A of the Underwriting Agreement (U.S. Version) among the Company and the underwriters of the Company's initial public offering of common stock, par value $.0001 per share, dated December 7, 1995, previously filed with the Commission as an Exhibit to the Company's Registration Statement on Form S-1, dated as of even date therewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Suffern, New York on this 6th day of May, 1998.

                         NEUROMEDICAL SYSTEMS, INC.


                         By:   /s/ Mark L. Smith
                               ----------------------------------
                                 Mark L. Smith
                                 Vice President, Finance and Administration
                                 and Chief Financial Officer

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